EXHIBIT 21

                 PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
                     FOR FISCAL YEAR ENDED DECEMBER 31, 2001


Subsidiaries of Peoples Bancorp Inc.
      The following are the only subsidiaries of Peoples Bancorp Inc.:

                                                            Jurisdiction of
Name of Subsidiary                                           Incorporation
---------------------------------------------------------   ---------------
Peoples Bank, National Association ("Peoples Bank")          United States
   Peoples Insurance Agency, Inc. ("Peoples Insurance")           Ohio
   Peoples Loan Services, Inc. ("PLS")                          Delaware
   PBNA, L.L.C.                                                 Delaware

Peoples Investment Company                                      Delaware
   Peoples Capital Corporation                                  Delaware

PEBO Capital Trust I                                            Delaware